UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2015
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CHAMBERS STREET PROPERTIES
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-35933 (Commission File Number)	56-2466617 (IRS Employer Identification Number)

47 Hulfish Street, Suite 210 Princeton, NJ (Address of principal executive offices)	08542 (Zip Code)

609-683-4900
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2012, Chambers Street Properties (the “Company”), CSP Operating Partnership, L.P. and each of Martin A. Reid (the Company’s Interim President and Chief Executive Officer, and Chief Financial Officer) and Philip L. Kianka (the Company’s Chief Operating Officer) (each, an “Executive”) entered into Executive Employment Agreements (each, as amended, an “Agreement”). Under each Agreement, the Company employed each Executive for an initial term commencing on July 1, 2012 and, unless otherwise earlier terminated pursuant to the Agreement, continuing for a period ending on December 31, 2015 (the “Initial Term”), provided that the Initial Term would automatically extend for successive one-year periods on the last day of the Initial Term unless the Company or the Executive notified the other of non-renewal in writing (a “Notice of Non-Renewal”) at least one hundred twenty (120) days prior to the expiration of the Initial Term.
On August 20, 2015, the Company delivered a Notice of Non-Renewal to each Executive providing that each Executive’s Initial Term would not be renewed. As a result, unless otherwise agreed, each Executive’s last day of employment will be December 31, 2015. However, to the extent agreed upon, the Executives may be employed on an at-will basis beginning January 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

Dated: August 20, 2015	By:	/s/ HUGH S. O'BEIRNE
	Name:	Hugh S. O'Beirne
	Title:	Executive Vice President, Secretary and Chief Legal Officer